UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Vistance Networks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36146	27-4332098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Telecom Parkway Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 952-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VISN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2026, (the “Closing Date”), Vistance Networks, Inc., a Delaware corporation (the “Company” or “Vistance”) completed the previously announced sale of its RUCKUS reporting segment (the “Business”) to Belden Inc., a Delaware corporation (“Belden”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of April 29, 2026. Pursuant to the Purchase Agreement, Belden acquired the Business on a cash-free, debt-free basis, in exchange for $1.846 billion in cash, subject to certain adjustments.

A description of the Purchase Agreement was set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026 (the “Prior 8-K”), but such description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026		Vistance Networks, Inc.

	By:	/s/ Kyle D. Lorentzen
		Name:	Kyle D. Lorentzen
		Title:	Executive Vice President and
Chief Financial Officer